Exhibit 99.1

Care.com Announces Fourth Quarter and Full Year 2017 Financial Results

Reports $10.7M Net Income
Adjusted EBITDA Margin of 13%, Exceeding Expectations

Waltham, MA - February 27, 2018 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the fourth quarter and full year ended December 30, 2017.
“2017 was another year of significant progress for Care.com. We continued innovating in our core U.S. Consumer business and growing our enterprise Care@Work business, while expanding Adjusted EBITDA margins by over 500 basis points to 13% of revenue. And we generated $26 million in cash and short-term investments, finishing the year with $102 million on the balance sheet,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com. “In 2018, we intend to innovate further, focusing on Care 3.0 in particular, with the goal of driving acceleration in top-line growth in 2019 and beyond, while maintaining our momentum toward our long-term EBITDA margin target of 20-25%.”
Financial Results

•
Revenue for the fourth quarter of 2017 was $44.2 million, an increase of 2% from $43.5 million in the fourth quarter of 2016 (note that 2016 included the impact of a 53rd week; excluding the impact of the 53rd week, the year over year increase was 9%). Revenue for the year was $174.1 million, an increase of 8% from $161.8 million in the fourth quarter of 2017 (excluding the impact of the 53rd week, the year over year increase was 10%).

◦
Revenue attributable to the US Consumer offering totaled $34.0 million in the fourth quarter of 2017, a decrease of 2% from $34.7 million in the fourth quarter of 2016 (note that 2016 included the impact of a 53rd week; excluding the impact of the 53rd week, the year over year increase was 5%). For the year, revenue attributable to the US Consumer offering totaled $137.9 million, an increase of 6% from $130.4 million in 2016 (excluding the impact of the 53rd week, the year over year increase was 8%).

◦
Revenue attributable to the Care@Work and B2B Offerings, as well as our services in our international markets, totaled $10.2 million in the fourth quarter of 2017, an increase of 16% from $8.8 million in the fourth quarter of 2016 (excluding the impact of the 53rd week, the year over year increase was 28%). For the year, revenue attributable to these offerings totaled $36.2, an increase of 15% from $31.4 million in 2016 (excluding the impact of the 53rd week, the year over year increase was 18%).

•
Income from continuing operations in the fourth quarter of 2017 was $7.9 million compared to $5.0 million in the fourth quarter of 2016, an improvement of $2.9 million or 6.4 percentage points of margin. For the full year, income from continuing operations was $10.7 million, compared to a loss from continuing operations of $0.7 million in 2016, an improvement of $11.4 million. Note that both the fourth quarter and full year 2017 include the impact of a one-time benefit of $4.0 million related to the recently passed Tax Cuts and Jobs Act.

•
Adjusted EBITDA was $11.4 million in the fourth quarter of 2017, compared to $9.1 million in the fourth quarter of 2016, an improvement of $2.3 million. For the year, adjusted EBITDA was $23.3 million, compared to $13.4 million in 2016, an improvement of $9.9 million.

•
GAAP EPS (Diluted) was $0.19 in the fourth quarter of 2017, compared to $0.12 in the fourth quarter of 2016. Q4 GAAP EPS (Diluted) was based on 33.1 million weighted average diluted shares outstanding versus 30.8 million in the fourth quarter of 2016. For the year, GAAP EPS (Diluted) was $0.22, compared to

$0.10 in 2016. FY’17 GAAP EPS (Diluted) was based on 32.4 million weighted average diluted shares outstanding versus 30.5 million in FY’16.

•
Non-GAAP EPS (Diluted) was $0.32 in the fourth quarter of 2017, compared to $0.20 in the fourth quarter of 2016. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses and restructuring costs. For the year, Non-GAAP EPS (Diluted) was $0.69, compared to $0.19 in 2016.

•	The Company ended the quarter with $101.7 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 20% to 27.3 million at the end of FY’17, compared to 22.8 million in the same period of 2016.

•	Total families grew to 15.5 million at the end of FY’17, an increase of 20% over the end of 2016, and total caregivers grew to 11.8 million at the FY’17, an increase of 19% over the end of 2016.

Financial Expectations

	Q1 2018			Full Year 2018

Revenue	$46.5	—	$47.0	$190.0	—	$192.0

Adjusted EBITDA	$6.0	—	$6.5	$30.0	—	$31.0

Non-GAAP EPS	~$0.13			$0.63	—	$0.65

Figures in millions except for Non-GAAP EPS
Q1 Non-GAAP EPS based on approximately 38 million weighted average dilutive shares
Full year Non-GAAP EPS based on 40 million weighted average diluted shares

Future GAAP Net Income (Loss) and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13675210. The telephone replay will be available from 11:00 AM ET February 27 through 11:59 PM ET March 6, 2018. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 15.5 million families and 11.8 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.3 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, and the San Francisco Bay area.
*As of December 2017
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the projected future EBITDA margins of the business, the expected results of product investments and innovations, and the Company’s financial guidance for the first quarter of 2018 and full year 2018.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends and issuance costs, plus: federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Contacts:

Investor Relations:
Seth Potter
ICR, Inc.
(781) 795-7244
investors@care.com

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	December 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$86,728	$61,094
Short-term investments	15,000	15,000
Accounts receivable (net of allowance of $102 and $163, respectively) (1)	5,171	2,789
Unbilled accounts receivable (2)	5,454	5,541
Prepaid expenses and other current assets	4,883	3,787
Total current assets	117,236	88,211
Property and equipment, net	3,651	4,947
Intangible assets, net	1,142	1,708
Goodwill	60,281	57,910
Other non-current assets	2,066	2,448
Total assets	$184,376	$155,224

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$1,873	$2,483
Accrued expenses and other current liabilities (4)	17,086	12,798
Deferred revenue (5)	18,626	15,971
Total current liabilities	37,585	31,252
Deferred tax liability	1,292	4,276
Other non-current liabilities	5,779	5,087
Total liabilities	44,656	40,615

Series A Redeemable Convertible Preferred Stock, $0.001 par value; 46 shares designated; 46 shares issued and outstanding at December 30, 2017 and December 31, 2016; at aggregate liquidation and redemption value at December 30, 2017 and December 31, 2016	50,259	47,660
Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized at December 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 30,390 and 28,984 shares issued and outstanding at December 30, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	266,030	255,031
Accumulated deficit	(177,145)	(187,808)
Accumulated other comprehensive income (loss)	546	(303)
Total stockholders' equity	89,461	66,949
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$184,376	$155,224

(1) Includes accounts receivable due from related party of $307 and $150 at December 30, 2017 and December 31, 2016, respectively.
(2) Includes unbilled accounts receivable due from related party of $222 and $286 at December 30, 2017 and December 31, 2016, respectively.
(3) Includes accounts payable due to related party of $128 and $107 at December 30, 2017 and December 31, 2016, respectively.
(4) Includes accrued expenses and other current liabilities due to related party of $542 and $1,055 at December 30, 2017 and December 31, 2016, respectively.
(5) Includes deferred revenue associated with related party of $2 and $151 at December 30, 2017 and December 31, 2016, respectively.

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Revenue (1)	$44,216	$43,513	$174,090	$161,754
Cost of revenue	8,662	8,573	35,773	31,830
Operating expenses:
Selling and marketing (2)	12,107	14,163	66,906	72,266
Research and development	6,566	5,376	25,423	20,402
General and administrative	9,686	8,742	35,214	31,939
Depreciation and amortization	418	471	1,684	2,972
Restructuring charges	158	—	3,136	714
Total operating expenses	28,935	28,752	132,363	128,293
Operating income	6,619	6,188	5,954	1,631
Other income (expense), net	282	(854)	2,203	(1,064)
Income from continuing operations before income taxes	6,901	5,334	8,157	567
(Benefit from) provision for income taxes	(1,003)	330	(2,506)	1,282
Income (loss) from continuing operations	7,904	5,004	10,663	(715)
(Loss) income from discontinued operations, net of tax	—	(24)	—	7,761
Net income	7,904	4,980	10,663	7,046
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(657)	(694)	(2,599)	(1,310)
Accretion of Series A Redeemable Convertible Preferred Stock issuance costs	—	—	—	(2,124)
Net income attributable to Series A Redeemable Convertible Preferred Stock	(992)	(582)	(1,120)	(467)
Net income attributable to common stockholders	$6,255	$3,704	$6,944	$3,145

Net income per share attributable to common stockholders (Basic):
Income (loss) from continuing operations attributable to common stockholders	$0.21	$0.13	$0.23	$(0.12)
Income from discontinued operations attributable to common stockholders	—	—	—	0.22
Net income per share attributable to common stockholders	$0.21	$0.13	$0.23	$0.10

Net income per share attributable to common stockholders (Diluted):
Income (loss) from continuing operations attributable to common stockholders	$0.19	$0.12	$0.22	$(0.12)
Income from discontinued operations attributable to common stockholders	—	—	—	0.22
Net income per share attributable to common stockholders	$0.19	$0.12	$0.22	$0.10

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	30,189	28,864	29,680	30,535
Diluted	33,128	30,815	32,406	30,535
(1) Includes related party revenue of $573 and $628 for the three months ended December 30, 2017 and December 31, 2016, respectively. Includes related party revenue of $1,854 and $1,593 for the fiscal years ended December 30, 2017 and December 31, 2016, respectively.
(2) Includes related party expenses of $1,997 and $2,706 for the three months ended December 30, 2017 and December 31, 2016, respectively. Includes related party expenses of $13,472 and $14,724 for the fiscal years ended December 30, 2017 and December 31, 2016, respectively.

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Year Ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities
Net income	$10,663	7,046
Income from discontinued operations, net of tax	—	7,761
Income (loss) from continuing operations	10,663	(715)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Stock-based compensation	9,693	6,470
Depreciation and amortization	2,240	3,722
Deferred taxes	(2,983)	1,110
Foreign currency remeasurement (gain) loss	(1,838)	1,261
Other non-operating expenses	489	41
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,349)	281
Unbilled accounts receivable	95	(1,947)
Prepaid expenses and other current assets	(647)	(589)
Other non-current assets	95	(3)
Accounts payable	(638)	(688)
Accrued expenses and other current liabilities	3,031	938
Deferred revenue	2,531	2,581
Other non-current liabilities	1,751	228
Net cash provided by operating activities by continuing operations	22,133	12,690
Net cash provided by operating activities by discontinued operations	—	2,421
Net cash provided by operating activities	22,133	15,111

Cash flows from investing activities
Purchases of property and equipment and software	(792)	(244)
Payments for acquisitions, net of cash acquired	—	(420)
Proceeds from security deposit for sub-lease	—	84
Payments for security deposits	(33)	—
Purchases of short-term investments	(15,000)	(15,000)
Sale of short-term investments	15,000	—
Net cash used in investing activities	(825)	(15,580)

Cash flows from financing activities
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs of $2,124	—	44,226
Proceeds from exercise of common stock options	3,906	1,406
Payment for repurchase of common stock	—	(30,524)
Net cash provided by (used in) financing activities by continuing operations	3,906	15,108
Net cash used in financing activities by discontinued operations	—	(14,510)
Net cash provided by financing activities	3,906	598

Effect of exchange rate changes on cash and cash equivalents	420	(275)
Net increase (decrease) in cash and cash equivalents	25,634	(146)
Cash and cash equivalents, beginning of the period	61,094	61,240
Cash and cash equivalents, end of the period	$86,728	$61,094

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
	(unaudited)		(unaudited)

Net income (loss) from continuing operations	$7,904	$5,004	$10,663	$(715)

Federal, state and franchise taxes	(929)	408	(2,228)	1,619
Other (income) expense, net	(282)	854	(2,203)	1,064
Depreciation and amortization	539	652	2,240	3,722
EBITDA	7,232	6,918	8,472	5,690

Stock-based compensation	3,107	1,705	9,693	6,470
Merger and acquisition related costs	171	28	407	128
Restructuring related costs	158	—	3,136	714
Litigation related costs	561	400	636	400
Software implementation costs	14	—	471	—
Severance related costs	166	—	487	—
Adjusted EBITDA	$11,409	$9,051	$23,302	$13,402

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	929	(408)	2,228	(1,619)
Other expense, net	282	(854)	2,203	(1,064)
Depreciation and amortization	(539)	(652)	(2,240)	(3,722)
Non-GAAP net income	$12,081	$7,137	$25,493	$6,997

Non-GAAP net income per share:
Basic	$0.40	$0.25	$0.86	$0.23
Diluted	$0.32	$0.20	$0.69	$0.19

Weighted-average shares used to compute non-GAAP net income per share :
Basic	30,189	28,864	29,680	30,535
Diluted	37,915	35,354	37,192	36,736

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)
	Three Months Ended		Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
	(unaudited)		(unaudited)

Weighted-average shares used to compute net income per share:
Diluted	37,915	35,354	37,192	36,736

Net income per share (Diluted):
Net income per share attributable to common stockholders	$0.16	$0.10	$0.19	$0.09
Impact on net income per share of Series A related costs	0.04	0.04	0.10	0.11
Adjusted net income per share	$0.21	$0.14	$0.29	$0.19

Income from discontinued operations, net of tax	—	0.00	—	(0.21)
Stock-based compensation	0.08	0.05	0.26	0.18
Merger and acquisition related costs	0.00	0.00	0.01	0.00
Restructuring related costs	0.00	—	0.08	0.02
Litigation related costs	0.01	0.01	0.02	0.01
Software implementation costs	0.00	—	0.01	—
Severance related costs	0.00	—	0.01	—
Non-GAAP net income per share - diluted	$0.32	$0.20	$0.69	$0.19

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	December 30, 2017	December 31, 2016
Total members*	27,312	22,826
Total families*	15,510	12,900
Total caregivers*	11,802	9,926

Paying families - US Consumer Business	302	274

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	December 30, 2017	December 31, 2016
Monthly average revenue per paying family
US Consumer Business	$40	$40